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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated February 27, 2002 included in Mandalay Resort Group's Annual Report on Form 10-K for the year ended January 31, 2002 into Mandalay's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805 and 333-47268, Mandalay's previously filed Form S-3 Registration Statement File No. 333-60975 and Mandalay's previously filed Form S-4 Registration Statement File No. 333-82936.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 26, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS